UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2005

Verticalnet, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-25269	23-2815834
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Chester Field Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 240-0600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2005, Verticalnet, Inc. ("Verticalnet") entered into a Second Amendment to Lease Agreement (the "Second Amendment") with Liberty Property Limited Partnership ("Liberty"). The Second Amendment amends the Lease Agreement, dated January 12, 2000, as amended (the "Lease"), under which Verticalnet leases from Liberty its corporate headquarters located at 400 Chester Field Parkway, Malvern, PA. The Second Amendment is effective on the date of substantial completion of Liberty’s preparation of the leased space, or on the date Verticalnet occupies the leased space. The Second Amendment: (i) increases the space leased to Verticalnet from approximately 4,780 square feet to approximately 7,950 square feet; (ii) extends the term of the Lease five years and one month after the effective date of the Second Amendment; and (iii) provides that the total minimum annual rent and operating expenses continue at approximately the same dollar amount. After three years from the effective date of the Second Amendment, Verticalnet may terminate the Lease at any time, upon nine months prior written notice to Liberty.

The foregoing is only a summary of the Second Amendment. You are urged to read the Second Amendment, attached to this report as Exhibit 10.1, in its entirety for a more complete description of the terms and conditions of the Second Amendment.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Second Amendment to Lease Agreement, dated June 16, 2005, by and between Liberty Property Limited Partnership and Verticalnet, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verticalnet, Inc.

June 20, 2005	By:	Gene S. Godick

Name: Gene S. Godick
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10..1	Second Amendment to Lease Agreement, dated June 16, 2005, by and between Liberty Property Limited Partnership and Verticalnet, Inc.